NOTICE OF GUARANTEED DELIVERY FOR
       SHARES OF SERIES B 20% CUMULATIVE REDEEMABLE CONVERTIBLE PREFERRED
              STOCK AND WARRANTS TO PURCHASE SHARES OF COMMON STOCK
             OFFERED PURSUANT TO TRANSFERABLE RIGHTS DISTRIBUTED TO
              STOCKHOLDERS OF ATLANTIC GULF COMMUNITIES CORPORATION

         As set forth in the Prospectus under "The Rights Offering -- Exercise of Rights," this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for units (the "Units"), each Unit consisting of a share of the Company's Series B 20% Cumulative Redeemable Convertible Preferred Stock and Warrants to purchase two shares of the Company's Common Stock. Such form may be delivered by hand or sent by telex, facsimile transmission, overnight courier or mail to the Subscription Agent.


The Subscription Agent is:

                     AMERICAN STOCK TRANSFER & TRUST COMPANY
                 Attention: Corporate Stock Transfer Department


             BY MAIL               BY FACSIMILE       BY HAND
             -------               ------------       -------

    40 Wall Street, 46th Floor     (718) 234-5001     40 Wall Street, 46th Floor
    New York, NY 10005                                New York, NY 10005


    Confirm by telephone to:       (718) 921-8200

             BY OVERNIGHT COURIER:
             --------------------

    Corporate Stock Transfer Department
    40 Wall Street, 46th Floor
    New York, NY 10005

         DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A TELECOPY FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

         The member firm or bank or trust company which completes this form must communicate the guarantee and the number of Units subscribed for (under both the Basic Subscription Privilege and the Oversubscription Privilege) to the Subscription Agent and must deliver this Notice of Guaranteed Delivery of Payment, guaranteeing delivery of (a) payment in full for all subscribed Units and (b) a properly completed and signed copy of the Subscription

Certificate to the Subscription Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Failure to do so will result in a forfeiture of the Rights.

                                    GUARANTEE

         The undersigned, a member firm of a national exchange or NASDAQ or a bank or trust company having an office or correspondent in the United States, guarantees delivery to the Subscription Agent by the close for business on [_____________, 1997], of (a) a properly completed and executed Subscription Form, and (b) payment of the full Subscription Price for Units subscribed for pursuant to the Basic Subscription Privilege and any additional Units subscribed for pursuant to the Oversubscription Privilege. A subscription for such Units is indicated herein or in the Subscription Form.

Number of Rights to be delivered:
                                 --------------------------

 Method of delivery (circle one)    A.      Through DTC*
                                    B.      Direct to Subscription Agent

-----------------------------------------------      ---------------------------------------------
Number of Units of Basic Subscription Privilege      Number of Units of Oversubscription Privilege


-----------------------------------------------      ---------------------------------------------
         Name of Firm                                         Authorized Signature


-----------------------------------------------      ---------------------------------------------
         Address                                     Title


-----------------------------------------------      Name-----------------------------------------
                       Zip Code                               (Please Type or Print)


-----------------------------------------------      ---------------------------------------------
                     Contact Name                        Phone Number


-------------------
* IF THE RIGHTS ARE DELIVERED THROUGH DTC, A REPRESENTATIVE OF AMERICAN STOCK TRANSFER & TRUST COMPANY WILL CONTACT YOU.